Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation P.O. Box 1009 Charlotte, NC 28201-1009

Feb. 17, 2011	MEDIA CONTACT	Tom Shiel
	Phone:	704-382-2355
	24-Hour:	704-382-8333

	ANALYST CONTACT	Bill Currens
	Phone:	704-382-1603

Duke Energy Reports Strong 2010 Results

•	Company attains adjusted diluted earnings per share (EPS) of $1.43 in 2010, compared to $1.22 in 2009; reported diluted EPS $1.00 for 2010, compared to $0.83 in 2009

•	Fourth quarter 2010 adjusted diluted EPS 21 cents, compared with 28 cents for the fourth quarter 2009; reported diluted EPS 32 cents, compared to 26 cents in 2009

•	Significantly favorable weather and strong operational performance drive results for the year

•	Company establishes 2011 adjusted diluted earnings guidance range of $1.35 to $1.40 per share

CHARLOTTE, N.C. – Favorable weather and solid operational performance resulted in Duke Energy posting full-year adjusted diluted EPS of $1.43, achieving its increased guidance range of $1.40 to $1.45 per share for 2010. Adjusted diluted EPS in 2009 was $1.22. Duke Energy’s full-year reported diluted EPS was $1.00 for 2010, compared to $0.83 in 2009.

The company has established its 2011 adjusted diluted earnings guidance range at $1.35 to $1.40 per share.

“Weather grabbed the headlines in 2010, but the real story was the performance of our employees,” said Jim Rogers, chairman, president and chief executive officer.

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“We consistently delivered strong operational and financial results during the year.

“In 2011, we will first and foremost continue to deliver on our obligations to our customers, investors and the communities we serve,” he added. “We also will work toward timely approval of our merger and subsequent integration with Progress Energy.”

Duke Energy’s regulated generation fleet met the challenge of increased load requirements resulting from the weather, led by the nuclear fleet’s record-setting capacity factor of approximately 95.9 percent in 2010, eclipsing its previous fleet record of approximately 95.2 percent in 2002. This is the 11th consecutive year that the nuclear fleet has had a capacity factor above 90 percent. Additionally, the company’s non-regulated Midwest generation fleet experienced strong operational results during the year and generating levels were at an all time high.

The economy continues to show signs of recovery in the company’s regulated service territories. Excluding the impact of weather, customer demand in 2010 was up nearly 2 percent compared to 2009 levels, principally driven by a 7 percent increase in the industrial class.

Fourth quarter 2010 adjusted diluted EPS was 21 cents, compared to 28 cents for fourth quarter 2009.

Fourth quarter 2010 reported diluted EPS was 32 cents, compared to 26 cents for fourth quarter 2009. Reported results for the quarter include gains on sales of non-core businesses.

Special items affecting Duke Energy’s adjusted diluted EPS for fourth quarter 2009 and fourth quarter 2010 include:

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(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	4Q2010 EPS Impact	4Q2009 EPS Impact
Fourth Quarter 2010
• Costs to Achieve, Cinergy Merger	$(6)	$2	—	—
• Voluntary Opportunity Plan/Office Consolidation	$(8)	$3	$(0.01)	—
• Asset Sales	$248	$(94)	$0.12	—
• Mark-to-market impact of economic hedges	$4	$(2)	—

Fourth Quarter 2009
• Costs to Achieve, Cinergy Merger	$(2)	$1	—	—
• Impairments	$(18)	$6	—	—
• Mark-to-market impact of economic hedges	$(32)	$12	—	$(0.02)

Total diluted EPS impact			$0.11	$(0.02)

Reconciliation of reported to adjusted diluted EPS for the quarters:

	4Q2010 EPS	4Q2009 EPS
Diluted EPS from continuing operations, as reported	$0.32	$0.26
Diluted EPS, as reported	$0.32	$0.26

Adjustments to reported EPS:
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$(0.11)	$0.02

Diluted EPS, adjusted	$0.21	$0.28

Reconciliation of reported to adjusted diluted EPS for the annual periods:

	2010 EPS	2009 EPS
Diluted EPS from continuing operations, as reported	$1.00	$0.82
Diluted EPS from discontinued operations, as reported	—	$0.01
Diluted EPS, as reported	$1.00	$0.83
Adjustments to reported EPS:
• Diluted EPS from discontinued operations		$(0.01)
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.43	$0.40

Diluted EPS, adjusted	$1.43	$1.22

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BUSINESS UNIT RESULTS (ON A REPORTED BASIS)

U.S. Franchised Electric and Gas (USFE&G)

USFE&G reported fourth-quarter 2010 segment EBIT from continuing operations of $605 million, compared to $548 million in the fourth quarter 2009.

USFE&G results increased due to favorable pricing principally caused by rate adjustments in the Carolinas, favorable weather and higher Allowance for Funds Used During Construction (AFUDC) from Duke Energy’s ongoing construction program. These increases were partially offset by higher operation and maintenance expenses and higher depreciation expenses.

Full-year 2010 segment EBIT from continuing operations for USFE&G was $2,966 million, compared to $2,321 million in 2009. The increase in full-year results was principally due to the favorable weather in 2010, favorable pricing and increased earnings from Duke Energy’s ongoing construction program.

Commercial Power

Commercial Power reported fourth-quarter 2010 segment EBIT from continuing operations of $58 million, compared to $68 million in the fourth quarter 2009.

Commercial Power results decreased primarily because of lower retail sales volumes due to competition in Ohio, net of customer acquisition efforts by our competitive retail subsidiary, and higher operation and maintenance costs caused by planned outage timing.

Full-year 2010 segment EBIT from continuing operations for Commercial Power was a loss of $229 million, compared to income of $27 million in 2009. The reduction from 2009 was primarily due to 2010 non-cash goodwill and other impairment charges of approximately $660 million related to non-regulated generation

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operations in the Midwest, as compared to similar non-cash goodwill and other impairment charges of approximately $400 million in 2009.

Duke Energy International (DEI)

Duke Energy International (DEI) reported fourth-quarter 2010 segment EBIT from continuing operations of $110 million, compared to $104 million in the fourth quarter 2009.

DEI’s results for the quarter were driven primarily by favorable pricing in Brazil, offset by unfavorable results in Central America.

Full-year 2010 segment EBIT from continuing operations for DEI was $486 million, compared to $365 million in 2009.

Other

Other includes corporate governance expenses, costs associated with the company’s voluntary employee separation plan and results from Duke Energy’s captive insurance company.

Other reported fourth-quarter 2010 net pretax earnings from continuing operations of $113 million, compared to a net expense of $58 million in the fourth quarter 2009. The improvement was the result of gains on sales of non-core businesses offset by lower results from our captive insurance company and a donation to the Duke Energy Foundation, which supports the communities in which we serve.

Full-year 2010 net expense from continuing operations for Other was $255 million, compared to $251 million in 2009. In addition to the quarterly drivers noted above, the 2010 results included the offsetting impacts of gains on the sale of non-core businesses and severance costs associated with the company’s voluntary employee separation program and office consolidation.

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INTEREST EXPENSE

Fourth quarter 2010 interest expense was $216 million compared to $191 million in the fourth quarter 2009. Full-year 2010 interest expense was $840 million, compared to $751 million for 2009. The increase in interest expense for the fourth quarter and full-year 2010 was primarily due to higher debt balances that are the result of financing the company’s ongoing construction program.

INCOME TAX

Income tax expense from continuing operations in fourth quarter 2010 was $247 million, compared to $158 million in fourth quarter 2009. The effective tax rate in fourth quarter 2010 was approximately 37 percent, compared to 32 percent in fourth quarter 2009. The increase was principally driven by the elimination of the company’s ability to utilize the manufacturing tax deduction.

Full-year 2010 income tax expense from continuing operations was $890 million, compared to $758 million in 2009. The effective tax rate for full-year 2010 was approximately 40 percent, compared to approximately 41 percent in 2009. The effective tax rate for both 2010 and 2009 reflects the effect of goodwill impairments, which are non-deductible for tax purposes.

ANALYST CONFERENCE CALL

An earnings conference call for investors and analysts is scheduled for 10 a.m. EST Thursday, Feb. 17. In addition to discussing fourth quarter and year-end 2010 earnings, the company will provide details on its 2011 adjusted diluted earnings per share guidance range.

The conference call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 888-820-9409 in the United States or 913-981-5534 outside the United States. The confirmation code is 4503920. Please call in 10 to 15 minutes prior to the scheduled start time. A replay

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of the conference call will be available until midnight EST, Feb. 26, 2011, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States, and using the code 4503920. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the income attributable to non-controlling interests.

Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures. Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the

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economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment EBIT and adjusted Other net expenses as a measure of historical and anticipated future segment and Other performance. When used for future periods, adjusted segment EBIT and adjusted Other net expenses may also include any amounts that may be reported as discontinued operations or extraordinary items. Adjusted segment EBIT and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items and the mark-to-market

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impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment EBIT and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. The most directly comparable GAAP measure for adjusted segment EBIT or adjusted Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment EBIT or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is one of the largest electric power holding companies in the United States. Its regulated utility operations serve approximately 4 million customers located in five states in the Southeast and Midwest, representing a population of approximately 11 million people. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A

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of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Such forward-looking statements include, but are not limited to, statements about Duke Energy’s plans, objectives, expectations and intentions, the expected timing of completion of the proposed merger with Progress Energy, and other statements that are not historical facts. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, as well as rulings that affect cost and investment recovery or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in Duke Energy Corporation’s (Duke Energy) service territories, customer base or customer usage patterns; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of storms, hurricanes, droughts and tornadoes; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the performance of electric generation facilities and of projects undertaken by Duke Energy’s non-regulated businesses; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which

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can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; construction and development risks associated with the completion of Duke Energy’s capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from ratepayers in a timely manner or at all; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the ability to obtain the requisite Duke Energy and Progress Energy shareholder approvals to complete the merger; the risk that Progress Energy or Duke Energy may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed mergers; the diversion of management time on merger-related issues and other factors. These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in Progress Energy’s and Duke Energy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at

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a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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December 2010

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per-share amounts and where noted)	2010	2009	2010	2009
Common Stock Data
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.32	$0.26	$1.00	$0.82
Diluted	$0.32	$0.26	$1.00	$0.82
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$—	$0.01
Diluted	$—	$—	$—	$0.01
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.32	$0.26	$1.00	$0.83
Diluted	$0.32	$0.26	$1.00	$0.83
Dividends Per Share	$0.245	$0.24	$0.97	$0.94
Weighted-Average Shares Outstanding
Basic	1,326	1,306	1,318	1,293
Diluted	1,327	1,307	1,319	1,294

INCOME
Operating Revenues	$3,445	$3,110	$14,272	$12,731

Total Reportable Segment EBIT	773	720	3,223	2,713
Other EBIT	113	(58)	(255)	(251)
Interest Expense	(216)	(191)	(840)	(751)
Interest Income and Other (a)	4	23	82	120
Income Tax Expense from Continuing Operations	(247)	(158)	(890)	(758)
Income from Discontinued Operations, net of tax	2	12	3	12

Net Income	429	348	1,323	1,085
Less: Net Income Attributable to Noncontrolling Interests	2	2	3	10

Net Income Attributable to Duke Energy Corporation	$427	$346	$1,320	$1,075

CAPITALIZATION
Total Common Equity			55%	56%
Total Debt			45%	44%

Total Debt			$18,426	$17,015
Book Value Per Share			$16.85	$16.72
Actual Shares Outstanding			1,329	1,309
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$1,043	$1,062	$3,891	$3,560
Commercial Power	125	126	525	688
International Energy	71	60	181	128
Other	74	58	258	181

Total Capital and Investment Expenditures	$1,313	$1,306	$4,855	$4,557

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$605	$548	$2,966	$2,321
Commercial Power (b)	58	68	(229)	27
International Energy	110	104	486	365

Total Reportable Segment EBIT	773	720	3,223	2,713
Other EBIT (c)	113	(58)	(255)	(251)
Interest Expense	(216)	(191)	(840)	(751)
Interest Income and Other (a)	4	23	82	120

Income From Continuing Operations Before Income Taxes	$674	$494	$2,210	$1,831

(a)	Other within Interest Income and Other includes foreign currency remeasurement gains and losses, an adjustment to add back the noncontrolling interest component of reportable segment and Other EBIT and additional noncontrolling interest amounts not allocated to the reportable segment and Other results.
(b)	Includes non-cash impairment charges of $660 million in the second quarter of 2010, which consists of a $500 million goodwill impairment charge associated with the non-regulated Midwest generation operations and a $160 million charge to write-down the value of certain non-regulated Midwest generating assets and emission allowances associated with these generation assets. Includes non-cash impairment charges of $413 million in the third quarter of 2009, which consists primarily of a goodwill impairment charge associated with the non-regulated generation operations in the Midwest.
(c)	The fourth quarter of 2010 includes a $139 million gain from the sale of a 50% ownership interest in DukeNet Communications, LLC, a $109 million gain from the sale of Q-Comm Corporation, and a $40 million contribution to the Duke Energy Foundation. The twelve months ended December 31, 2010 also includes costs of $172 million associated with the 2010 voluntary severance plan and office consolidation.

December 2010

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except where noted)	2010	2009	2010	2009
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,555	$2,276	$10,597	$9,433
Operating Expenses	2,012	1,764	7,887	7,263
Gains (Losses) on Sales of Other Assets and Other, net	(1)	(1)	5	20
Other Income and Expenses, net	63	37	251	131

EBIT	$605	$548	$2,966	$2,321

Depreciation and Amortization	$353	$310	$1,386	$1,290

Duke Energy Carolinas GWh sales	20,009	19,180	85,441	79,830
Duke Energy Midwest GWh sales	14,222	14,277	60,418	56,753
Net Proportional MW Capacity in Operation			26,869	26,957

COMMERCIAL POWER
Operating Revenues	$592	$494	$2,448	$2,114
Operating Expenses (a)	544	439	2,710	2,134
Gains (Losses) on Sales of Other Assets and Other, net	2	4	6	12
Other Income and Expenses, net	9	9	35	35
Expense Attributable to Noncontrolling Interests	1	—	8	—

EBIT	$58	$68	$(229)	$27

Depreciation and Amortization	$58	$51	$225	$206

Sales, GWh	10,516	8,503	38,103	31,432
Actual Plant Production, GWh	8,023	6,828	28,754	26,962
Net Proportional MW Capacity in Operation			8,272	8,005

INTERNATIONAL ENERGY
Operating Revenues	$285	$339	$1,204	$1,158
Operating Expenses	201	240	806	834
Gains (Losses) on Sales of Other Assets and Other, net	(2)	1	(3)	—
Other Income and Expenses, net	28	10	110	63
Expense Attributable to Noncontrolling Interests	—	6	19	22

EBIT	$110	$104	$486	$365

Depreciation and Amortization	$23	$21	$86	$81

Sales, GWh	4,346	6,174	19,504	19,978
Proportional MW Capacity in Operation			4,203	4,053

OTHER
Operating Revenues	$36	$31	$118	$128
Operating Expenses (b)	174	106	656	389
Gains (Losses) on Sales of Other Assets and Other, net (c)	145	—	145	4
Other Income and Expenses, net (d)	107	15	129	2
Expense (Benefit) Attributable to Noncontrolling Interests	1	(2)	(9)	(4)

EBIT	$113	$(58)	$(255)	$(251)

Depreciation and Amortization	$23	$21	$89	$79

(a)	Includes non-cash impairment charges of $660 million in the second quarter of 2010, which consists of a $500 million goodwill impairment charge associated with the non-regulated Midwest generation operations and a $160 million charge to write-down the value of certain non-regulated Midwest generating assets and emission allowances associated with these generation assets. Includes non-cash impairment charges of $413 million in the third quarter of 2009, which consists primarily of a goodwill impairment charge associated with the non-regulated generation operations in the Midwest.
(b)	Includes costs of $172 million associated with the 2010 voluntary severance plan and office consolidation for the twelve months ended December 31, 2010, and a $40 million contribution to the Duke Energy Foundation in the fourth quarter of 2010.
(c)	Includes a $139 million gain from the sale of a 50% ownership interest in DukeNet Communications, LLC in the fourth quarter of 2010.
(d)	Includes a $109 million gain from the sale of Q-Comm Corporation in the fourth quarter of 2010.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Years Ended December 31,
	2010	2009
Operating Revenues	$14,272	$12,731
Operating Expenses	11,964	10,518
Gains on Sales of Other Assets and Other, net	153	36

Operating Income	2,461	2,249

Other Income and Expenses, net	589	333
Interest Expense	840	751

Income From Continuing Operations Before Income Taxes	2,210	1,831
Income Tax Expense from Continuing Operations	890	758

Income From Continuing Operations	1,320	1,073
Income From Discontinued Operations, net of tax	3	12

Net Income	1,323	1,085
Less: Net Income Attributable to Noncontrolling Interests	3	10

Net Income Attributable to Duke Energy Corporation	$1,320	$1,075

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$1.00	$0.82
Diluted	$1.00	$0.82
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$0.01
Diluted	$—	$0.01
Net income attributable to Duke Energy Corporation common shareholders
Basic	$1.00	$0.83
Diluted	$1.00	$0.83
Dividends per share	$0.97	$0.94
Weighted-average shares outstanding
Basic	1,318	1,293
Diluted	1,319	1,294

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	December 31,
	2010	2009
ASSETS

Current Assets	$6,223	$5,766
Investments and Other Assets	9,264	9,807
Net Property, Plant and Equipment	40,344	37,950
Regulatory Assets and Deferred Debits	3,259	3,517

Total Assets	$59,090	$57,040

LIABILITIES AND EQUITY

Current Liabilities	$3,897	$4,088
Long-term Debt	17,935	16,113
Deferred Credits and Other Liabilities	14,605	14,953
Equity	22,653	21,886

Total Liabilities and Equity	$59,090	$57,040

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Years Ended December 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,323	$1,085
Adjustments to reconcile net income to net cash provided by operating activities	$3,188	2,378

Net cash provided by operating activities	4,511	3,463

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(4,423)	(4,492)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	40	1,585

Net increase in cash and cash equivalents	128	556
Cash and cash equivalents at beginning of period	1,542	986

Cash and cash equivalents at end of period	$1,670	$1,542

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

December 31, 2010

	Quarter Ended December 31,			Year To Date December 31,
	2010	2009	% Inc. (Dec.)	2010	2009	% Inc. (Dec.)

GWH Sales
Residential	6,330	5,961	6.2%	30,049	27,273	10.2%
General Service	6,514	6,330	2.9%	27,968	26,977	3.7%

Industrial - Textile	977	917	6.5%	4,002	3,616	10.7%
Industrial - Other	4,063	3,885	4.6%	16,616	15,588	6.6%

Total Industrial	5,040	4,802	5.0%	20,618	19,204	7.4%

Other Energy Sales	71	71	—	287	286	0.2%
Regular Resale	—	23	(100.0%)	25	216	(88.6%)

Total Regular Sales Billed	17,955	17,187	4.5%	78,947	73,956	6.7%

Special Sales	1,337	1,352	(1.1%)	5,863	5,301	10.6%

Total Electric Sales	19,292	18,539	4.1%	84,810	79,257	7.0%

Unbilled Sales	717	641	11.9%	631	573	10.2%

Total Consolidated Electric Sales - Carolinas	20,009	19,180	4.3%	85,441	79,830	7.0%

Average Number of Customers
Residential	2,036,269	2,027,762	0.4%	2,034,357	2,024,098	0.5%
General Service	333,403	332,056	0.4%	332,911	331,457	0.4%

Industrial - Textile	624	635	(1.7%)	626	648	(3.4%)
Industrial - Other	6,494	6,663	(2.5%)	6,563	6,690	(1.9%)

Total Industrial	7,118	7,298	(2.5%)	7,189	7,338	(2.0%)

Other Energy Sales	14,125	14,054	0.5%	14,123	13,960	1.2%
Regular Resale	—	6	(100.0%)	—	8	(100.0%)

Total Regular Sales	2,390,915	2,381,176	0.4%	2,388,580	2,376,861	0.5%

Special Sales	29	29	(1.1%)	31	28	10.4%

Total Avg Number of Customers - Carolinas	2,390,944	2,381,205	0.4%	2,388,611	2,376,889	0.5%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,488	1,343	10.8%	3,680	3,339	10.2%
Cooling Degree Days	39	22	74.9%	1,975	1,502	31.5%

Variance from Normal
Heating Degree Days	20.6%	11.2%	n/a	16.2%	6.5%	n/a
Cooling Degree Days	(7.3%)	(47.8%)	n/a	33.2%	0.2%	n/a

Duke Energy Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

December 2010

	Quarter Ended December 31,			Year To Date December 31,
	2010	2009	% Inc. (Dec.)	2010	2009	% Inc. (Dec.)

GWH Sales
Residential	4,030	3,881	3.8%	18,784	17,363	8.2%
General Service	4,283	4,193	2.1%	18,229	17,755	2.7%
Industrial	3,920	3,832	2.3%	15,982	14,483	10.4%

Other Energy Sales	43	43	—	170	170	—

Total Regular Electric Sales Billed	12,276	11,949	2.7%	53,165	49,771	6.8%

Special Sales	1,742	2,105	(17.2%)	7,212	7,065	2.1%

Total Electric Sales Billed - Midwest	14,018	14,054	(0.3%)	60,377	56,836	6.2%

Unbilled Sales	204	223	(8.5%)	41	(83)	149.4%

Total Electric Sales - Midwest	14,222	14,277	(0.4%)	60,418	56,753	6.5%

Average Number of Customers
Residential	1,409,141	1,402,816	0.5%	1,407,058	1,400,467	0.5%
General Service	184,909	184,709	0.1%	184,887	184,493	0.2%
Industrial	5,404	5,473	(1.3%)	5,437	5,503	(1.2%)

Other Energy	4,206	4,136	1.7%	4,179	4,107	1.8%

Total Regular Sales	1,603,660	1,597,134	0.4%	1,601,561	1,594,570	0.4%

Special Sales	14	17	(17.6%)	15	18	(16.7%)

Total Avg Number Electric Customers - Midwest	1,603,674	1,597,151	0.4%	1,601,576	1,594,588	0.4%

Heating and Cooling Degree Days*
Actual
Heating Degree Days	1,570	1,407	11.6%	4,035	3,784	6.6%
Cooling Degree Days	16	2	700.0%	1,492	892	67.3%

Variance from Normal
Heating Degree Days	12.5%	3.2%	n/a	7.4%	3.2%	n/a
Cooling Degree Days	(27.3%)	(90.9%)	n/a	35.5%	(19.7%)	n/a

*	Reflects HDD and CDD for Duke Energy - Indiana, Duke Energy - Ohio and Duke Energy - Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

December 2009 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Impairments		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$548	$—		$—		$—		$—		$—	$548

Commercial Power	100	—		—		(32	) B	—		(32)	68

International Energy	122	—		(18	) D	—		—		(18)	104

Total reportable segment EBIT	770	—		(18)		(32)		—		(50)	720

Other	(56)	(2	) A	—		—		—		(2)	(58)

Total reportable segment EBIT and Other EBIT	$714	$(2)		$(18)		$(32)		$—		$(52)	$662

Interest Expense	(191)	—		—		—		—		—	(191)
Interest Income and Other	23	—		—		—		—		—	23
Income Taxes from Continuing Operations	(177)	1		6		12		—		19	(158)
Discontinued Operations, net of taxes	—	—		—		—		12	C	12	12
Net Loss Attributable to Noncontrolling Interests	2	—		—		—		—		—	2

Net Income (Loss) Attributable to Duke Energy Corporation	$367	$(1)		$(12)		$(20)		$12		$(21)	$346

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.28	$—		$—		$(0.02)		$—		$(0.02)	$0.26

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.28	$—		$—		$(0.02)		$—		$(0.02)	$0.26

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - $4 million credit recorded in Operation, maintenance and other and $6 million expense recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B - $7 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $25 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C - Recorded in Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D - Recorded in Losses on sales and impairments of unconsolidated affiliates within Other income and expenses on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,306

Diluted	1,307

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

December 2009 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Related Guarantees and Tax Adjustments		International Transmission Adjustment		Goodwill and Other Impairments		Economic Hedges (Mark- to-Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$2,321	$—		$—		$—		$—		$—		$—		$—	$2,321

Commercial Power	500	—		—		—		(413	) D	(60	) B	—		(473)	27

International Energy	409	—		—		(26	) E	(18	) D	—		—		(44)	365

Total reportable segment EBIT	3,230	—		—		(26)		(431)		(60)		—		(517)	2,713

Other	(200)	(25	) A	(26	) F	—		—		—		—		(51)	(251)

Total reportable segment and Other EBIT	$3,030	$(25)		$(26)		$(26)		$(431)		$(60)		$—		$(568)	$2,462

Interest Expense	(745)	—		—		(6)		—		—		—		(6)	(751)
Interest Income and Other	120	—		—		—		—		—		—		—	120
Income Taxes from Continuing Operations	(818)	10		(3)		10		21		22		—		60	(758)
Discontinued Operations, net of taxes	—	—		—		—		—		—		12	C	12	12
Net Income Attributable to Noncontrolling Interests	10	—		—		—		—		—		—		—	10

Net Income (Loss) Attributable to Duke Energy Corporation	$1,577	$(15)		$(29)		$(22)		$(410)		$(38)		$12		$(502)	$1,075

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.22	$(0.01)		$(0.02)		$(0.02)		$(0.32)		$(0.03)		$0.01		$(0.39)	$0.83

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.22	$(0.01)		$(0.02)		$(0.02)		$(0.32)		$(0.03)		$0.01		$(0.39)	$0.83

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - $5 million recorded in Operation, maintenance and other and $20 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B - $2 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $58 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C - Recorded in Income from Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D - $413 million recorded in Goodwill and other impairment charges within Operating Expenses and $18 million recorded in Losses on sales and impairments of unconsolidated affiliates within Other income and expenses on the Consolidated Statements of Operations.

E - $30 million recorded in Operations, maintenance and other, $2 million recorded as a reduction to fuel used in electric generation and purchased power - non-regulated, and $2 million as a reduction to Net income (loss) attributable to noncontrolling interests on the Consolidated Statements of Operations.

F- Recorded in Other income and expenses, net on the Consolidated Statement of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,293

Diluted	1,294

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

December 2010 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Voluntary Opportunity Plan/Office Consolidation Costs		Asset Sales		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$605	$—		$—		$—		$—		$—		$—	$605

Commercial Power	54	—		—		—		4	B	—		4	58

International Energy	110	—		—				—		—		—	110

Total reportable segment EBIT	769	—		—		—		4		—		4	773

Other	(121)	(6	) A	(8	) C	248	D	—		—		234	113

Total reportable segment and Other EBIT	$648	$(6)		$(8)		$248		$4		$—		$238	$886

Interest Expense	(216)	—		—		—		—		—		—	(216)
Interest Income and Other	4	—		—		—		—		—		—	4
Income Taxes from Continuing Operations	(156)	2		3		(94)		(2)		—		(91)	(247)
Discontinued Operations, net of taxes	—	—		—		—		—		2	E	2	2
Net Income Attributable to Noncontrolling Interests	2	—		—		—		—		—		—	2

Net Income (Loss) Attributable to Duke Energy Corporation	$278	$(4)		$(5)		$154		$2		$2		$149	$427

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.21	$—		$(0.01)		$0.12		$—		$—		$0.11	$0.32

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.21	$—		$(0.01)		$0.12		$—		$—		$0.11	$0.32

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - $5 million expense recorded in Depreciation and amortization and $1 million recorded in Operation, maintenance and other (all Operating Expenses) on the Consolidated Statements of Operations.

B - $3 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $7 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C - $7 million recorded in Operation, maintenance and other (all Operating Expenses) and $1 million recorded in Property and other taxes on the Consolidated Statements of Operations.

D - $109 million gain on Q-Comm sale recorded in Gains on sales and impairments of unconsolidated affiliates within Other Income and Expense and $139 million gain on DukeNet sale recorded in Gains on sales of Other assets and Other, net on the Consolidated Statements of Operations.

E - Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,326

Diluted	1,327

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

December 2010 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Voluntary Opportunity Plan/Office Consolidation Costs		Goodwill and Other Impairments		Litigation Reserve		Asset Sales		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$2,966	$—		$—		$—		$—		$—		$—		$—		$—	$2,966

Commercial Power	398	—		—		(660	) E	—		—		33	B	—		(627)	(229)

International Energy	486	—		—		—		—		—		—		—		—	486

Total reportable segment EBIT	3,850	—		—		(660)		—		—		33		—		(627)	3,223

Other	(278)	(27	) A	(172	) D	—		(26	) F	248	G	—		—		23	(255)

Total reportable segment and Other EBIT	$3,572	$(27)		$(172)		$(660)		$(26)		$248		$33		$—		$(604)	$2,968

Interest Expense	(840)	—		—		—		—		—		—		—		—	(840)
Interest Income and Other	82	—		—		—		—		—		—		—		—	82
Income Taxes from Continuing Operations	(929)	10		67		58		10		(94)		(12)		—		39	(890)
Discontinued Operations, net of taxes	—	—		—		—		—		—		—		3	C	3	3
Net Income Attributable to Noncontrolling Interests	3	—		—		—		—		—		—		—		—	3

Net Income (Loss) Attributable to Duke Energy Corporation	$1,882	$(17)		$(105)		$(602)		$(16)		$154		$21		$3		$(562)	$1,320

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.43	$(0.01)		$(0.08)		$(0.46)		$(0.01)		$0.12		$0.01		$—		$(0.43)	$1.00

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.43	$(0.01)		$(0.08)		$(0.46)		$(0.01)		$0.12		$0.01		$—		$(0.43)	$1.00

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A - $23 million recorded in Depreciation and amortization and $4 million recorded in Operation, maintenance and other (all Operating Expenses) on the Consolidated Statements of Operations.

B - $6 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $27 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C - Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D - $164 million recorded in Operation, maintenance and other (all Operating Expenses) and $8 million recorded in Property and other taxes on the Consolidated Statements of Operations.

E - Recorded in Goodwill and other impairment charges within Operating Expenses on the Consolidated Statements of Operations.

F - Recorded in Operation, maintenance and other on the Consolidated Statements of Operations.

G - $109 million gain on Q-Comm sale recorded in Gains on sales and impairments of unconsolidated affiliates within Other Income and Expense and $139 million gain on DukeNet sale recorded in Gains on sales of Other assets and Other, net on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,318

Diluted	1,319

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.